As filed with the Securities and Exchange Commission on July 5, 2024

Registration No. 333-272751

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 8

to

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REZOLVE AI LIMITED[1]

(Company number: 14573691)

(Exact Name of Registrant as Specified in its Articles of Association)

United Kingdom	7370	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3rd Floor, 80 New Bond Street

London, W1S 1SB

United Kingdom

(+44 77 8095 7233)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, N.Y. 10016

Tel: +1 (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerry Williams Penny Minna DLA Piper LLP 1201 W Peachtree St NE #2800 Atlanta, GA 30309 (404) 736-7800	Robert Fenner Taylor Wessing LLP 5 New Street Square London, EC4A 3TW +44 20 7300 7000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the business combination contemplated by the Business Combination Agreement described in the included proxy statement/prospectus have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

[1]

Note: Prior to the completion of this offering, Rezolve AI Limited expects to alter its legal status under English law from a private limited company and re-register as a public limited company and change its name from Rezolve AI Limited to Rezolve AI PLC. The term “Rezolve PLC” in this proxy statement/prospectus which forms a part of this registration statement refers to Rezolve AI Limited.

Explanatory Note

Rezolve AI Limited is filing this Amendment No. 8 (“Amendment”) to its Registration Statement on Form S-4 (File No. 333-272751 (the ‘‘Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 21(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the exhibits filed herewith. The prospectus is unchanged and therefore has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1**	Business Combination Agreement, dated December 17, 2021, as amended on November 10, 2022 and as further amended and restated on June 16, 2023, as amended on August 4, 2023 (included as Annex A to the proxy statement/prospectus).

2.2**	First Amendment to the Business Combination Agreement, dated as of August 4, 2023, by and among Armada Rezolve Limited, Rezolve and Rezolve Merger Sub (included as Annex AA to the proxy statement/prospectus).

3.1**	Second Amended and Restated Certificate of Incorporation of Armada.

3.2**	First Amendment to the Second Amended and Restated Certificate of Incorporation of Armada.

3.3**	Second Amendment to the Second Amended and Restated Certificate of Incorporation of Armada.

3.4**	Form of Amended and Restated Memorandum and Articles of Association of Rezolve (as they will be in effect at the Merger Effective Time) (included as Annex B to the proxy statement/prospectus).

3.5**	Bylaws of Armada.

4.1**	Specimen Unit Certificate of Armada.

4.2**	Specimen Common Stock Certificate of Armada.

4.3**	Specimen Warrant Certificate of Armada.

4.4**	Warrant Agreement, dated August 12, 2021, by and between Armada and Continental Stock Transfer & Trust Company.

4.5	Form of Warrant Assignment, Assumption and Amendment Agreement (included as Annex D to the proxy statement/prospectus).

4.6	Form of Amended and Restated Warrant Agreement (included as Annex E to the proxy statement/prospectus).

4.7**	Specimen of Rezolve Ordinary Share Certificate.

5.1	Opinion of Taylor Wessing LLP.

5.2	Opinion of DLA Piper LLP (US).

10.1**	Private Placement Shares Purchase Agreement, dated August 12, 2021, by and between Armada and Sponsor.

10.2**	Registration Rights Agreement, dated August 12, 2021, by and among Armada, its officers and directors, the Sponsor and EarlyBirdCapital, Inc.

10.3**	Form of Subscription Agreement, by and among Armada and the subscribers party thereto.

10.4**	Letter Agreement, dated August 12, 2021, by and among Armada, its officers and directors and the Sponsor.

10.5**	Form of Rezolve Incentive Equity Plan and form agreements thereunder (included as Annex G to the proxystatement/prospectus).

10.6**	Form of Director and Officer Indemnification Agreement.

Exhibit No.	Description

10.7**	Form of Investor Rights Agreement (included as Annex F to the proxy statement/prospectus).

10.8**	Service Agreement between Rezolve and Daniel Wagner, dated April 1, 2016.

10.9**	Service Agreement between Rezolve and Richard Burchill, dated September 6, 2021.

10.10**	Service Agreement between Rezolve and Peter Vesco, dated October 1, 2018.

10.11**	Service Agreement between Rezolve and Sauvik Banerjjee, dated July 2, 2022.

10.12**	Service Agreement between Rezolve and Salman Ahmad, dated October 18, 2017.

10.13**	Form of One-Year Term Non-Executive Director Appointment Letter.

10.14**	Form of Transaction Support Agreement (included as Annex C to the proxy statement/prospectus).

10.15**	Loan Note Instrument dated December 16, 2021, as amended and restated on November 21, 2022, and as further amended and restated on May 23, 2023.

10.16**	Binding Term Sheet, dated August 30, 2021, by and among Rezolve, Radio Group and the other parties thereto.

10.17**	Amendment to Binding Term Sheet, dated May 24, 2023, by and among Rezolve, Radio Group and the other parties thereto.

10.18**	Agreement in Context of the Binding Term Sheet, dated May 24, 2023, by and among Rezolve, Radio Group and the other parties thereto.

10.19**	Contractual Agreement, dated August 30, 2021, by and among Rezolve, Radio Group and the other parties thereto.

10.20**	Contractual Relationship, dated April 30, 2023.

10.21**	Power of Disposal over ANY Lifestyle Marketing GmbH, dated November 17, 2023.

10.22**	Loan Agreement, dated September 28, 2023, by and among Rezolve, Radio Group and the other parties thereto.

21.1**	List of subsidiaries of Rezolve.

23.1**	Consent of Grassi & Co., CPAs, PC.

23.2**	Consent of Marcum LLP, independent registered accounting firm for Armada Acquisition Corp. I.

23.3**	Consent of Marshall & Stevens Transaction Advisory Services LLC.

23.4**	Consent of Northland Securities, Inc.

23.5	Consent of Taylor Wessing LLP (included in Exhibit 5.1).

23.6	Consent of DLA Piper LLP (US) (included in Exhibit 5.2).

24.1**	Power of Attorney (included on signature page of the initial filing of this Registration Statement).

99.1**	Form of Proxy for Armada.

99.2**	Consent to be named a nominee director of Stephen Herbert.

99.3**	Consent to be named a nominee director of Douglas Lurio.

107**	Calculation of Fee Table.

*	To be filed by amendment.
**	As previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on the 5th day of July 2024.

Rezolve AI Limited

By:	/s/ Daniel Wagner
Daniel Wagner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel Wagner Daniel Wagner	Chief Executive Officer and Director (Principal Executive Officer)	July 5, 2024

/s/ Richard Burchill Richard Burchill	Chief Financial Officer (Principal Financial and Accounting Officer)	July 5, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 5th day of July 2024.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Colleen A. De Vries
Senior Vice-President on behalf of Cogency Global Inc.

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